CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated July 10, 2006 (except for Note 6 as to which the date is January 25, 2007) which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-84105 and 811-3757) of Dreyfus Premier California Tax Exempt Bond Fund, Inc.

ERNST & YOUNG LLP
New York, New York
February 14, 2007